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                                                                     EXHIBIT 3.2
                            THE COMPANIES ORDINANCE

                           COMPANY LIMITED BY SHARES

                          MEMORANDUM OF ASSOCIATION OF

                              INTERAD (1995) LTD.


1.   Name of the Company In Hebrew: [Illegible] (1995) [Illegible]

     Name of the Company in English: INTERAD (1995) LTD.

2.   The purposes for which the Company was established are:

     A. To provide advertisement services and consulting services on advertisement issues.

     B. To perform any additional activity permitted by law and specifically in order to fulfill the foregoing purposes.

3. The Company is entitled to engage in any lawful activity in order to achieve its purposes.

4.   The liability of the members of the Company shall be limited.

5. The share capital of the Company shall consist of NIS 28,000, divided into 28,000 Ordinary Shares of nominal value NIS 1.00 each.

WE, the undersigned, wish to join the Company in accordance with this Memorandum of Association and each agree to take the number of shares of the share capital as listed beside our name.

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                                                Number
  Name            I.D. No.       Address       of Shares    Signature
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Heichal         51-108753-8   136 Rothschild   1 Ordinary  Heichal Habima
Habima Trust                  Blvd. Tel Aviv               Trust Company
Company Ltd.                                               Ltd.
                                                                 (-)
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Elgom           51-097522-0   136 Rothschild   1 Ordinary  Elgom
Industries                    Blvd. Tel Aviv               Industries Ltd.
Ltd.                                                             (-)
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Total shares issued:    2 Ordinary Shares
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Witness:
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Executed today: 29-8-95 Before: Jonathan Feuchtwanger. Adv.       (-)
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                                                                Signature